(Front of Stock Certificate)

                        Incorporated under the laws
                         of the State of Colorado

Number                                                           Shares
------                                                           ------

                         CAVION TECHNOLOGIES, INC.

                                  CLASS B
          CAPITAL STOCK 30,000 AUTHORIZED SHARES $.0001 PAR VALUE



THIS CERTIFIES THAT -------------------------------------------  is the
registered holder of ------------------------------------------  Shares
     CAVION TECHNOLOGIES, INC.          FULLY PAID AND NON-ASSESSABLE
transferable only on the books of the Corporation by the holders hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be
hereunto affixed this ------- day          of ----------A.D.----------


--------------------------              ------------------------------
          Secretary                               President

                        (Back of Stock Certificate)


     For Value Received, --------------- hereby sell, assign and transfer unto ---------------------------------------------------------------------
------------------------------------------------------------------Shares
represented by the within Certificate, and do hereby irrevocably constituTe and appoint --------------------- Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ----------------------

     In presence of                 -------------------------------------
-----------------------------

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.